SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT

        Pursuant to Section 13 or 15(d) of the Securities Exchange Act

                                August 4, 2000
                                Date of Report
                      (Date of Earliest Event Reported)

                              Whole Living, Inc.
            (Exact Name of Registrant as Specified in its Charter)


                              629 East 730 South
                                  Suite 201
                          American Fork, Utah 84003
                   (Address of principal executive offices)

                                (801) 772-3328
                        Registrant's telephone number

        Nevada                     0-26973                   87-0621709
(State of Incorporation)  (Commission File Number)     (I.R.S. Employer
                                                        dentification No.)

ITEM 4: CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

     On August 4, 2000, Crouch, Bierwolf & Chisholm, located in Salt Lake City, Utah, was replaced by Chisholm & Associates as our independent auditor. The decision to change accountants was approved by our Board of Directors. Crouch, Bierwolf & Chisholm had audited our financials statements for our amended 10-K for December 31, 1999 and 1998. Crouch, Bierwolf and Chisholm's report on such financials, dated March 3, 2000, did not contain an adverse opinion, disclaimer of opinion nor was it modified as to uncertainty, audit scope or accounting principles. There were no disagreements with Crouch, Bierwolf & Chisholm on any matter regarding accounting principles or practices, financial statement disclosure, or auditing scope or procedure.

      Neither we, nor someone on our behalf, consulted with Chisholm & Associates regarding the application of accounting principles to a specific completed or contemplated transaction or the type of audit opinion that might be rendered on our financial statements. Nor was a written report or oral advice provided to us that Chisholm & Associates considered was an important factor we relied on in reaching decisions about accounting, auditing or financial reporting issues.

ITEM 7:  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION
         AND EXHIBITS

(c)      Exhibits.

16 Letter of agreement from Crouch, Bierwolf & Chisholm, dated August 31, 2000.

                                  SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Whole Living, Inc.


        /s/ Bill Turnbull
By: __________________________
       Bill Turnbull, Secretary